Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of February 21, 2014 (the “Effective Date”), by and between Cardium Therapeutics, Inc., a Delaware corporation (“Cardium” or the “Company”), and Shanxi Taxus Pharmaceuticals Co., Ltd., a limited liability company of the People’s Republic of China (“Taxus” or the “Purchaser”), with reference to the following facts:

A. The Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, unregistered shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

B. The Company has authorized the issuance and sale to the Purchaser of the shares of Common Stock, the amount and price of which are listed or determined as provided herein, subject to the terms and conditions of this Agreement; and

C. The definitions of certain capitalized terms used herein are set forth in Section 5.1 hereof.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. PURCHASE OF SHARES.

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company and the Company agrees to sell, issue and deliver to the Purchaser, up to Five Million U.S. Dollars ($5,000,000) of shares of Common Stock (the “Shares”), in multiple Tranches as defined below. The purchase price for each Share shall be equal to one hundred ten percent (110%) of the then-current volume-weighted average price for sales of the Company’s common stock as reported on the Trading Market on which the Company’s common stock regularly trades over the thirty (30) calendar day period prior to each Closing as defined below (the “Purchase Price”). The Shares shall be purchased during a financing period ending on June 30, 2014 (the “Financing Period”) in up to five (5) tranches (each a “Tranche”), as follows:

1.1.1 Tranche 1, in the amount of Five Hundred Thousand Dollars ($500,000) shall be purchased on the Effective Date;

1.1.2 Tranche 2, in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) shall be purchased on March 31, 2014;

1.1.3 Tranche 3, in the amount of One Million Dollars ($1,000,000) shall be purchased on April 30, 2014, provided that if the Purchaser elects to not proceed with the full amount of Tranche 3, it will provide notice of such election to the Company on or before April 15, 2014, following which election, the amount of Tranche 3 will be reduced to a minimum of Three Hundred Thousand Dollars ($300,000), and the Financing Period will be terminated as of April 30, 2014 with no further obligation on the part of the Purchaser or the Company to proceed with subsequent Tranches;

1.1.4 Tranche 4, in the amount of One Million Dollars ($1,000,000) shall be purchased on May 30, 2014, provided that if the Purchaser elects to not proceed with the full amount of Tranche 4, it will provide notice of such election to the Company on or before May 15, 2014, following which election, the amount of Tranche 4 will be reduced to a minimum of Three Hundred Thousand

Dollars ($300,000), and the Financing Period will be terminated as of May 30, 2014 with no further obligation on the part of the Purchaser or the Company to proceed with the subsequent Tranche; and

1.1.5 Tranche 5, in the amount of One Million Dollars ($1,000,000) shall be purchased on June 30, 2014, provided that if the Purchaser elects to not proceed with the full amount of Tranche 5, it will provide notice of such election to the Company on or before June 16, 2014, following which election, the amount of Tranche 5 will be reduced to a minimum of Three Hundred Thousand Dollars ($300,000).

1.2 Closings. Each purchase and sale of the Shares in a Tranche (each a “Closing”) shall take place at 10:00 am local time on the applicable date for each Tranche as provided above, or on such other date as the parties may mutually agree, via the exchange of electronic documents and signatures documenting the Closing and delivery of the corresponding Purchase Price. The date of each Closing is referred to in this Agreement as a “Closing Date,” with the Closing Date of Tranche 1 being referred to as the “Initial Closing Date.” Subject to the satisfaction or waiver of the conditions set forth below (other than such conditions as can only be satisfied contemporaneous with each Closing and in such case subject to the satisfaction or waiver of such conditions by the Closing), at each Closing, the Company will deliver to the Purchaser documentation representing issuance of the Shares in certificated form, which shares shall be issued in the name of the Purchaser and bear an appropriate legend stating that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and cannot be sold unless registered under the Securities Act, or an exemption from registration is available.

1.3 Company’s Closing Conditions. The Company’s obligations to complete the purchase and sale of the Shares at each Closing, and the subsequent delivery of the Shares to the Purchaser, shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 3 are true and correct in all material respects at the time of Closing as if made on and as of such date.

(b) Performance of Agreements. The Purchaser shall have performed all obligations and covenants herein required to be performed by it on or prior to the Closing Date; provided, however, that with respect to the transfer of funds obligated to be completed by the Purchaser in connection with Tranche 2, such funds may, upon notice to Purchaser at least two weeks prior to the date specified in Section 1.1.2, be delivered late if and to the extent required by a delay in processing of Purchaser’s application or approval under applicable Chinese governmental regulations, provided that such delay is not caused by Purchaser’s failure to use best efforts to secure such approval in a timely manner, and the restriction regarding sales of other equity securities by the Company under Section 4.2 shall be waived in the event of such a delay.

1.4 Purchaser’s Closing Conditions The Purchaser’s obligations to complete the purchase and sale of the Shares at the Closing, and each delivery of the Purchase Price to the Company, shall be subject to the following conditions, any one or more of which may be waived by the Purchaser:

(a) Representations and Warranties. The representations and warranties made by the Company in the Transaction Documents which are qualified as to materiality (including Material Adverse Effect) shall be true and correct at all times prior to and on the Closing Date as if made on and as of such date, except to the extent any such representation or warranty that expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in the Transaction Documents not qualified as to materiality (including Material Adverse Effect) shall be true and correct in all material respects at all times prior to and on the Closing Date as if made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b) Performance of Agreements. The Company shall have performed all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(c) Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(d) Judgments, etc. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or Proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents.

(e) Stop Orders. No stop order or suspension of trading shall have been imposed by the Commission or any other Governmental Body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

(f) No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to the Company since the date of this Agreement.

(g) Company Officer Certificate. The Company shall have delivered a Certificate, executed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in this Section 1.4 (the “Company Officer Certificate”).

(h) Company Secretary Certificate. The Company shall have delivered a Certificate, executed by its Secretary, dated as of the Closing Date, certifying the resolutions duly adopted by the Board of Directors approving the transactions contemplated by this Agreement and other Transaction Documents and the issuance of the Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company, certifying the valid existence and good standing of the Company and its Subsidiaries, and certifying as to the signatures and authority of persons signing this Agreement and other Transaction Documents and related documents on behalf of the Company (the “Company Secretary Certificate”).

(i) Opinion of Counsel. The Purchaser shall have received an opinion from the Company’s counsel, Sheppard Mullin Richter & Hampton LLP, addressed to Purchaser and dated the Initial Closing Date, in form and substance as agreed to by the Company and the Purchaser, with respect to the matters set forth on Annex A hereto (the “Opinion of Counsel”).

1.5 Closing Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

(i) a certificate or documentation for the Shares delivered in certificated form, issued in the name of the Purchaser or the Purchaser’s designee;

(ii) the Company Officer Certificate;

(iii) the Company Secretary Certificate;

(iv) a good standing certificate issued by the Secretary of State of Delaware as of a date not more than five business days prior to the Initial Closing Date with respect to the Company’s good standing; and

(v) the Opinion of Counsel duly executed by the Company’s legal counsel on the Initial Closing Date.

(b) On each Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Purchase Price by wire transfer of immediately available funds to an account specified by the Company, delivered on the Closing Date, or such other form of payment as shall be mutually agreed upon by the Purchaser and the Company.

2. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company represents and warrants to the Purchaser as of the date hereof and as of each Closing Date as set forth below.

2.1 Organization; Good Standing; Qualification. The Company and each of its Subsidiaries (as defined below) (a) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, (b) (i) has all requisite corporate power and authority and (ii) any necessary governmental authority and approvals, to own, operate or lease the properties and assets that it purports to own, operate or lease and to carry on its business as it is now being conducted and as presently proposed to be conducted and, in the case of the Company, to execute and deliver this Agreement and to issue and sell the Shares, and (c) is qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification or licensing, except in the case of (b) and (c) hereof, for any such failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Neither the Company nor any of the Subsidiaries is in default in the performance, observance or fulfillment of any provision or its certificate of incorporation or bylaws (or comparable organizational documents), except in the case of the Subsidiaries, for any such failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.2 Subsidiaries. A true and correct listing of all of the Company’s subsidiaries is set forth in Exhibit 21.1 of the Company’s Annual Report on Form 10-K filed with the Commission on April 5, 2013 (the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities. There are no outstanding (a) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (b) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses (a) and (b) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

2.3 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery by the Company of each of the Transaction Documents, the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance, sale and delivery of the Shares, has been taken and no further action is required by the Company, its board of directors or its stockholders in connection therewith. Each of the Transaction Documents constitutes valid and legally binding obligations of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (a) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the Properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any Property or asset of the Company or any Subsidiary is bound or affected, or (c) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Body to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (b) and (c), such as does not have and could not reasonably be expected to result in a material adverse effect on the business, operations, financial condition or results of operations of the Company taken as a whole or prevent in any material respect the Company’s ability to perform its obligations under this Agreement or any other Transaction Document and consummate the transactions contemplated hereby and thereby (a “Material Adverse Effect”).

2.5 Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Governmental Body or other Person in connection with the execution, delivery and performance by the Company of any of the Transaction Documents, other than such post-sale exemption notice filings pursuant to applicable federal and state securities laws which the Company undertakes to file within the applicable time periods.

2.6 Valid Issuance of Shares. The Common Stock that is being purchased hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of restrictions on transfer and all other Liens, charges, encumbrances, rights or claims of any kind, other than restrictions on transfer under applicable state and federal securities laws.

2.7 Capitalization.

(a) Schedule 2.7 sets forth as of the date hereof and as of the Initial Closing Date (a) the authorized capital stock of the Company; (b) the number and class of shares of capital stock issued and outstanding; (c) the number and class of shares of capital stock issuable pursuant to the Company’s stock incentive plans or agreements; and (d) the number and class of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company and a description of the number and rights of such securities.

(b) All of the outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with applicable state and federal securities laws and any applicable rights of third parties.

(c) Except as described in Schedule 2.7, no Person has any right of first refusal, preemptive right, right of participation, right of first refusal, right of co-sale or similar right in favor of stockholders with respect to any of the Shares, or the issuance or sale thereof, whether pursuant to the Company’s certificate of incorporation or bylaws, applicable law, contract or otherwise, with respect to any of the transactions contemplated by the Transaction Documents.

(d) Except as described in Schedule 2.7, there are no outstanding (i) shares of capital stock or voting securities of the Company or (ii) options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock or voting securities of the Company, or securities or rights convertible or exchangeable into shares of capital stock or voting securities of the Company (the items in clauses (i) and (ii) being referred to collectively as the “Company Securities”). Except as described in Schedule 2.7, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

(e) Except as described on Schedule 2.7, the issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(f) Except as described on Schedule 2.7, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.

(g) Except as described on Schedule 2.7, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

2.8 Exchange Act Reports. The Company has filed all reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) required to be filed by it from January 1, 2012 through the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”). As amended as of the date hereof, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the Commission staff with respect to any of the SEC Reports.

2.9 Financial Statements. The financial statements of the Company (including the related notes thereto) included in the SEC Reports, as amended prior to the date hereof, complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or in the case of amended filings, the time of filing as so amended). Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations, changes in stockholders’ equity and changes in cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.10 Internal Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls that are designed to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at quarterly intervals and appropriate action is taken with respect to any material differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

2.11 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or as set forth on Schedule 2.11, (a) there has been no event, condition, occurrence or development, or worsening of any existing event, condition, occurrence or development, that that has had or that could reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (e) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses that would be required to be disclosed by the Company under applicable securities laws.

2.12 Taxes. Except as provided in the SEC Reports, the Company has (a) timely filed all federal, state, local and foreign franchise, income, sales, gross receipts and all other tax returns and statements which are required to be filed by it and which were not delinquent prior to the date hereof

(“Tax Returns and Statements”), and (b) paid within the time and in the manner prescribed by law or established reasonable reserves for the payment of all taxes, levies, assessments, fees, penalties, interest and other governmental charges accrued or payable for all periods ending on or prior to the date hereof. The Tax Returns and Statements are complete and accurate in all material respects, and no tax assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, has been made or proposed against the Company, nor are any of the Tax Returns and Statements now being examined or audited nor, to the Company’s Knowledge, is there a threat that any of the Tax Returns and Statements will be examined or audited, and no consents waiving or extending any applicable statues of limitations for the Tax Returns and Statements, or any taxes required to be paid thereunder, have been filed. The “Company’s Knowledge” means the actual knowledge, after reasonable investigation, of the Company’s executive officers.

2.13 Litigation. There is no claim, action, lawsuit, Proceeding, complaint, charge or investigation pending or, to the Company’s Knowledge, threatened against the Company that questions the validity of this Agreement, any other Transaction Document or the right of the Company to enter into or to consummate the transactions contemplated hereby, or which would or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s Knowledge, there are no Commission inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened in each case regarding any accounting practices of the Company or any alleged malfeasance by any director or executive officer of the Company.

2.14 Intellectual Property. To the Company’s Knowledge, the Company and the Subsidiaries own a valid right, title, interest or license in and to the intellectual property necessary or material for the operation of their respective businesses, which includes all patents, patent applications, provisional patents, copyrights, common law copyrights, trade names, trademarks, service marks, technology, customer lists, internet domain names, know-how, processes, or any other intangible property rights, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same (“Intellectual Property”), and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect. To the Company’s Knowledge, neither the Company nor any Subsidiary has violated or infringed upon the Intellectual Property rights of any other Person. There are no claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary regarding any claim or infringement of any Intellectual Property belonging to any other Person and the Company has not received any notice (written or otherwise) of any claim of any such infringement. To the Company’s Knowledge, all such Intellectual Property rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property rights.

2.15 Licenses and Permits. The Company and its Subsidiaries possess all material licenses and permits necessary for the present conduct of their respective businesses. Each of such licenses and permits is in full force and effect, and there are no pending or, to the Company’s Knowledge, threatened proceedings challenging the validity of, or seeking to revoke or discontinue, any license or permit of the Company or any Subsidiary.

2.16 Compliance with Laws. The business of the Company has been conducted in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over it, except for violations that, individually or in the aggregate, would not have or could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has not, and, to the Company’s knowledge, none of its affiliates or representatives has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the transactions contemplated hereby.

2.17 Material Contracts. All material contracts, plans and arrangements to which the Company or any Subsidiary is a party or any of their respective properties or assets is subject that are required to be filed as an exhibit to any SEC Report have been so filed with the Commission (such documents, the “Material Contracts”). All the Material Contracts are valid and in full force and effect, except to the extent they have previously expired or terminated in accordance with their terms and except for any invalidity or failure to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary is in violation of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, any Material Contract, except for violations, defaults, waivers or failures to enforce rights or benefits that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, no other party to any Material Contract is in breach thereof or default thereunder, except for breaches or defaults that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

2.18 Title to Assets. Each of the Company and its Subsidiaries has good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all the assets and properties that it owns or uses and that are reflected on the Company’s most recent consolidated balance sheet (or in the footnotes related thereto) included in the SEC Reports filed prior to the date hereof (the “Company Balance Sheet”), or that were thereafter acquired (except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since such date) except where the failure to have such title or valid leaseholds would not reasonably be expected to have a Material Adverse Effect, and such assets and properties are owned free and clear of all Liens, except for (a) Liens described in the SEC Reports filed prior to the date hereof, (b) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, which do not materially impair the value of such properties or the use of such properties by the Company or any of its Subsidiaries in the operation of their respective businesses, (c) Liens for current taxes, assessments or governmental charges or levies on property not yet delinquent and Liens for taxes that are being contested in good faith by appropriate proceedings and for which an adequate reserve has been provided on the appropriate financial statements, (d) inchoate mechanics’ and materialmen’s Liens for construction in progress, (e) workmen’s, repairmen’s, warehousemen’s and carrier’s Liens arising in the ordinary course of business and (f) Liens which have not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.19 Insurance. All material insurance policies of the Company are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation has been received by the Company or any Subsidiary with respect to any such policy. To the Company’s Knowledge, the insurance coverage provided by such policies is customary for the industry in which the Company and the Subsidiaries operate. Each of the Company and the Subsidiaries has complied with the provisions of each such policy under which it is an insured party, except for instances of noncompliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the Company’s Knowledge, threatened claims under any insurance policy that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

2.20 Certain Fees. Except for the fees payable to Griffin Financial Group, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

2.21 Certain Securities Law Matters.

(a) Neither the Company nor any of its Affiliates, or any person acting on its or their behalf, directly or indirectly, (i) has conducted or will conduct any general solicitation or general advertising (as those terms are used in Regulation D as promulgated by the Commission under the Securities Act) in connection with the offer or sale of any of the Shares, or (ii) has made any offers or sales of any securities or solicited any offers to buy any securities under any circumstances that would require registration of the offer or sale of Shares to Purchaser under the Securities Act or any applicable state securities law.

(b) Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any securities, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable state securities law which would require the registration of any such securities under the Securities Act or any applicable state securities law or any applicable shareholder approval provisions.

(c) Subject to the accuracy of the Purchaser’s representations and warranties set forth in Section 3, the offer and sale of the Shares by the Company to the Purchaser on the Closing Date will not require registration under the Securities Act or any applicable state securities law. The Company is issuing the Shares in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the Commission under the Securities Act.

2.22 Affiliate Transactions. Except as disclosed in the SEC Reports, there have been no transactions, agreements, arrangements or understandings between the Company or any Subsidiary, on the one hand, and their respective directors, officers or Affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K. To the Company’s Knowledge, except as set forth in the SEC Reports, no director or officer of the Company or any Subsidiary owns, directly or indirectly, any material interest in, or is an officer, director, employee or consultant of, any Person which is a competitor, lessor, lessee, customer or supplier of the Company or any Subsidiary; and except as set forth in the SEC Reports filed prior to the date hereof, no officer or director of the Company or any Subsidiary (a) owns, directly or indirectly, in whole or in party, any material Intellectual Property, the use of which is necessary or material to the business of the Company or any Subsidiary or (b) owes any money to the Company or any Subsidiary (except for reimbursement of advances in the ordinary course of business, consistent with past practice).

2.23 Anti-Corruption Laws. None of the Company or its Subsidiaries, and to the Company’s Knowledge, any of its respective officers, directors, agents or employees have, directly or indirectly, made or authorized any contribution, payment or gift of funds, or property to any official, employee or agent of any governmental agency, authority or instrumentality in any jurisdiction where either the payment or gift or the purposes of such contribution, payment or gift was, is, or will be prohibited under applicable law of any relevant locality at the time of such contribution, payment or gift, including without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder and any other applicable anti-bribery or anti-corruption laws or regulations of any jurisdiction.

2.24 Disclosures. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the Company’s Knowledge, no material event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants to the Company as of the date hereof and as of Closing Date as follows:

3.1 Organization. The Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

3.2 Authority. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3 Accredited Investor. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

3.4 Purchase for Own Account. The Purchaser is purchasing the Shares for the Purchaser’s own account, for investment purposes only, and not with a view to, or for sale in connection with, the distribution thereof in violation of the Securities Act. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares within the meaning of Section 2(11) of the Securities Act, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. The Shares will not be resold other than in compliance with the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

3.5 Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.6 Investment Risks. The Purchaser has been informed and understands and agrees as follows: (a) an investment in the Company is a speculative investment with a high degree of risk of loss and the Purchaser must, therefore, be able to presently afford a complete loss of this investment; (b) the Purchaser must be able to hold the Shares indefinitely due to substantial restrictions on the transferability of the Shares and because there is a limited public market for resale of the Shares; and (c) it may not be possible to liquidate the Shares in the case of emergency and/or other need and the Purchaser must, therefore, have adequate means of providing for the Purchaser’s current and future needs and personal contingencies and have no need for liquidity in this investment. The Purchaser has evaluated its financial resources and investment position in view of the foregoing, and is able to bear the economic risk of this investment.

3.7 Opportunity to Ask Questions and to Review Company Information. During the course of the transaction contemplated by this Agreement, and before purchasing the Shares, the Purchaser has had the opportunity (a) to be provided with financial and other written information about the Company, including but not limited to the SEC Reports, and (b) to ask questions and receive answers concerning the terms and conditions of this Agreement, an investment in the Company, and the business of the Company and its finances. The Purchaser has, to the extent the Purchaser has availed itself of this opportunity, received satisfactory information and answers. It never has been represented, guaranteed or warranted to the Purchaser by the Company, its agents, or employees or any other person, expressly or by implication, any of the following: (i) the approximate or exact length of time that the Purchaser will be required to own the Shares; (ii) the profit or return, if any, to be realized as a result of the Company’s venture; and (iii) that the past performance or experience on the part of the Company or any Affiliate, its agents, or employees or of any other person, will in any way indicate the predictable results of the ownership of the Shares or the overall Company venture.

3.8 Securities Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act or qualified under any state securities laws in reliance on exemptions from registration provided thereunder, and further understands that the Purchaser is acquiring the Shares without being furnished any prospectus, and that no federal or state agency has made any finding or determination as to the fairness of the offering of the Shares for investment or any recommendation or endorsement of the offering.

3.9 Legend. The Purchaser understands and agrees that any certificate representing the Shares shall when initially issued bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

3.10 Certain Fees. The Purchaser is not a party to any agreement, arrangement or understanding pursuant to which, as a result of the transactions contemplated by this Agreement, any Person will have any valid right, interest or claim against or upon the Company or any Subsidiary for any commission, fee or other compensation.

The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and applicable state securities law and that the Company is relying in part upon the truth and accuracy of the representations and warranties of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

4. ADDITIONAL AGREEMENTS.

4.1 Notice of Developments. Prior to each Closing, (a) the Company shall promptly notify the Purchaser in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Company in this Agreement or which could have the effect of making any representation or warranty of the Company in this Agreement untrue or incorrect in a material respect and (b) the Purchaser shall promptly notify the Company in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Purchaser in this Agreement or which could have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect in a material respect.

4.2 Exclusive Sales; Integration. During the Financing Period, the Company shall not sell any equity securities of the Company other than to employees, consultants, officers, directors or Affiliates of the Company, or to the Purchaser pursuant to Section 1, and the Purchaser shall not buy, sell, engage in short sales or otherwise acquire or dispose of rights or interests in Common Stock of the Company other than Shares purchased from the Company pursuant to Section 1. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Shares to the Purchaser.

4.3 Publicity. Neither party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by applicable Law (in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication), and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

4.4 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.5 Listing of Shares. The Company agrees that: (i) if the Company applies to have the Common Stock traded on any Trading Market other than the OTC Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes, potential acquisitions, and other strategic initiatives.

4.7 Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate for an equivalent number of shares or another security of like tenor, as the case may be.

4.8 Piggyback Registration Rights.

(a) Definitions. For purposes of this Section 4.8:

(i) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(ii) Registrable Securities. The term “Registrable Securities” means: (A) the Shares purchased under this Agreement and (B) any shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Shares. The term “Registrable Securities” shall exclude in all cases, however, any shares sold by a person in a transaction in which rights under this Section 4.8 are not assigned in accordance with this Agreement or any shares sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

(iii) The term “Holder” or “Holders” means any person or persons owning Registrable Securities.

(b) Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements on a form S-8 or S-4, or any successor forms) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(i) Underwriting. If a registration statement under which the Company gives notice under this Section is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 4.8(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. In the event of a limitation by the Company of the number of Registrable Securities to be included in such registration and underwriting, the Company shall so advise all Holders requesting registration, and the number of shares or securities that are entitled to be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each Holder at the time of filing of the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members and shareholders of such Holder, or the estates and family members of any such partners, retired partners and members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate number of Registrable Securities owned by all entities and individuals included in such Holder.

(ii) Expenses. All registration expenses incurred in connection with a registration pursuant to this Section shall be borne by the Company. Each Holder participating in a registration pursuant to this Section shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions and selling expenses incurred in connection with a registration pursuant to this Section.

(c) Obligations of the Company. Whenever required to affect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed that, as a condition to the Company’s obligations under this clause (v), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(vi) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vii) furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and

(viii) cause all such Registrable Securities registered hereunder to be listed on each Trading Market on which similar securities issued by the Company are then listed.

(d) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

(e) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section.

(f) Indemnification. In the event any Registrable Securities are included in a registration statement under Section 4.8(b) hereof:

(i) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and attorneys of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(ii) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each of its attorneys, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, attorney, controlling person, underwriter or other such Holder, partner, member or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, attorney, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(iii) Notice. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party to the extent of such prejudice under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(iv) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus (i) was furnished to the indemnified party, (ii) would have cured the Violation, and (iii) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(v) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the net proceeds of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(vi) Survival. The obligations of the Company and Holders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

(h) Termination of the Company’s Obligations Under this Section. The Company shall have no obligations with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to this Section if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by such Holder may be sold pursuant to Rule 144 under the Securities Act without volume and manner of sale restrictions.

4.9 Cooperation Regarding Rule 144. As long as the Purchaser owns any Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as Purchaser owns any Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell Shares under Rule 144. The Company further covenants that it will take such further action as the Purchaser may reasonably request (including to cause its counsel to issue appropriate legal opinions and to direct its transfer agent accordingly) to the extent required from time to time to enable such Person to sell Common Stock without registration under the Securities Act in accordance with Rule 144.

5. MISCELLANEOUS.

5.1 Certain Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 5.1.

“Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, any of the spouse, lineal descendants, parents and siblings of that Person and, if deceased or disabled, his or her heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse, lineal descendants, parents and/or siblings, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument or otherwise.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Common Stock Equivalents” means any securities of the Company or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Lien(s)” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” includes but is not limited to mechanics’, materialmens’, warehousemens’ and carriers’ liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Person” means an individual, entity, corporation, partnership, trust, incorporated or unincorporated association or organization, joint venture, limited liability company, limited liability partnership, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Trading Market” means any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the Over-the-Counter Bulletin Board system or Pink Sheets on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereby.

5.2 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to a Closing by the mutual written consent of the Company and the Purchaser. In the event of termination of this Agreement in accordance with this Agreement, this Agreement shall forthwith become void and of no effect (other than the provisions of this Section 5.2) and there shall be no liability on the part of any party hereto or its affiliates, directors, officers, members or stockholders, except that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

5.3 Entire Agreement. The Transaction Documents constitute the entire agreement between the parties and supersedes all prior discussions, negotiations, arrangements or agreements, whether written or oral, with respect to its subject matter. There are no representations or warranties being relied on by either party except for such representations and warranties contained in the Transaction Documents.

5.4 Amendment and Waiver. Neither this Agreement nor any of the terms, provisions, obligations or rights contained herein may be waived, amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Survival. All representations and warranties made by any party in connection with any transaction contemplated by this Agreement shall survive the execution and delivery of this Agreement, the performance or consummation of any transaction described in this Agreement, and the termination of this Agreement.

5.6 Governing Law. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of California. Any proceedings resulting from or arising out of a controversy or claim relating to this Agreement or the breach thereof, may be held in the County of San Diego in the State of California, and the parties hereto expressly consent to hold themselves subject to such jurisdiction for the purposes of any and all such proceedings and waive any claim that such forum is an inconvenient forum.

5.7 Specific Performance. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser shall be entitled to specific performance under the Transaction Documents. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations of the Company contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.8 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all other reasonable actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions contemplated by this Agreement, including, without limitation, the taking of all acts reasonably necessary to cause the conditions precedent set forth in Section 1.3 and Section 1.4 of this Agreement to be satisfied. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all commercially reasonable efforts to take all such action.

5.9 No Assignment. No party may sell, license, transfer or assign (by operation of law or otherwise) any of its rights or interests in this Agreement or delegate its duties or obligations under this Agreement, in whole or in part, without the prior written consent of the other party.

5.10 Successors and Assigns Subject to the foregoing, all of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party’s respective successors and permitted assigns.

5.11 Counterparts. This Agreement may be executed in two or more counterparts, and may be delivered by facsimile transmission or electronic mail in portable document format or other means intended to preserve the original graphic content of a signature. Each such counterpart shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

CARDIUM THERAPEUTICS INC.

By:	/s/ Christopher J. Reinhard
Name:	Christopher J. Reinhard
Title:	Chief Executive Officer

PURCHASER:

SHANXI TAXUS PHARMACEUTICALS CO., LTD.

By:	/s/ Jiayue Zhang
Name:	Jiayue Zhang
Title:	Chairman and President

Address:	Houfangnan, Yutai Rd. Yuci District Jinzhong City, Shanxi Province China 030600

Schedule 2.7

Capitalization

(a) Authorized capital stock of the Company:

Common Stock – 200,000,000

Preferred Stock – 40,000,000

(b) Number and class of shares of capital stock issued and outstanding:

Common Stock – 8,888,424

Preferred Stock:

1) Series A Junior (associated with Shareholder Rights Plan) – 200,000

2) Series B Senior (Sabby) – 4,102 issued, 2,614.653 converted to common, 1,397.347 outstanding

(c) Number and class of shares of capital stock issuable pursuant to the Company’s stock incentive plans or agreements:

1) Total Warrants and Options Priced at $2.28 or less: 1,501,187

2) Total Warrants and Options Priced at $9.00 or more: 1,223,869

(d) Number and class of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company and a description of the number and rights of such securities:

1) Common stock for Warrants and Options Priced at $2.28 or less: 1,501,187

2) Common stock for Warrants and Options Priced at $9.00 or more: 1,223,869

3) Common stock for Series B Preferred: 1,397,347

4) Additional Common stock reserved or to be reserved in connection with this financing. Additional shares of Common stock will be reserved in connection with this financing for the Series B Preferred Stock, the rights of which are described in the Company’s Form 8-K filed on April 5, 2013, incorporated by reference herein, depend on the pricing of tranches under the Securities Purchase Agreement. The remaining shares of Series B Preferred (approximately 1,397,347) have a face value of $1,397,347, and are convertible into common shares at an exercise price which will be reset to the price of any of these subsequent financings, if lower than $1.01 (the current exercise price of the Series B Preferred). For example, if a subsequent financing was completed at $0.70 per share, the Series B Preferred stock would be convertible into 2,029,268 shares of Common stock.